SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 18, 2013 (January 18, 2013)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, in September 2012, a receiver was appointed for one of our borrowers, ElderTrust of Florida, Inc., a Tennessee non-profit corporation. In 2001, NHI sold seven nursing homes in New Hampshire and Massachusetts to ElderTrust that serve as collateral for our mortgage note receivable. NHI financed 100% of ElderTrust's purchase price for these facilities.

National Health Investors, Inc. (NHI) has received notice that the receiver of ElderTrust filed a lawsuit against NHI and another party (Davidson Co., Tenn. Chancery Court Case No.
Case No. 13-0060-IV) primarily asserting that the terms of the 2001 transaction were unfair to ElderTrust and that NHI caused ElderTrust to enter into other transactions on adverse terms.

NHI adamantly denies ElderTrust's claims and intends to vigorously defend against the borrower's complaint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Roger R. Hopkins
Name: Roger R. Hopkins
Title: Principal Financial Officer

Date:    January 18, 2013